                                                                EXHIBIT 4.7.1(e)

                                                      UPON RECORDING, RETURN TO:
                                                            MS. SHAWNE M. KEENAN
                                                SUTHERLAND, ASBILL & BRENNAN LLP
                                                      999 PEACHTREE STREET, N.E.
                                                     ATLANTA, GEORGIA 30309-3996

   PURSUANT TO Section 44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS
    INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED
                            PROPERTY OF THE GRANTOR


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION),
                                    GRANTOR,

                                       to

                             SUNTRUST BANK, ATLANTA,
                                     TRUSTEE


                               FOURTH SUPPLEMENTAL
                                    INDENTURE


                                 Relating to the

                            Series 1998A (Burke) Note

                                       and

                            Series 1998B (Burke) Note

                            Dated as of March 1, 1998


                           FIRST MORTGAGE OBLIGATIONS



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of March 1, 1998, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the "Company"), and SUNTRUST BANK, ATLANTA, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (in such capacity, the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the "Original Indenture") for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein shall have the meanings ascribed to them in the Original Indenture as provided in Section 2.1 hereof);

         WHEREAS, the Development Authority of Burke County (the "Burke Authority") issued $216,925,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1997B (the "Series 1997B Bonds"), which mature on May 28, 1998;

         WHEREAS, the Burke Authority loaned the proceeds from the sale of the Series 1997B Bonds to the Company, with such loan being evidenced by that certain Series 1997B (Burke) Note, dated as of October 1, 1997 (the "Series 1997B (Burke) Note"), from the Company to SunTrust Bank, Atlanta, as trustee (in such capacity, the "Series 1997B (Burke) Trustee"), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of October 1, 1997 (the "Series 1997B Indenture"), between the Burke Authority and the Series 1997B (Burke) Trustee;

         WHEREAS, the Burke Authority intends to issue $216,925,000 in aggregate principal amount of Development Burke Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1998A and Series 1998B (the "Series 1998A Bonds" and "Series 1998B Bonds," respectively and collectively, the "Series 1998A & B Bonds"), the proceeds from the sale of which will be loaned to the Company to refund the Series 1997B Bonds and pay the Series 1997B (Burke) Note;

         WHEREAS, the Company's obligation to repay the loan of the proceeds of the Series 1998A & B Bonds will be evidenced by (i) that certain Series 1998A (Burke) Note, dated the date of its authentication (the "Series 1998A (Burke) Note"), and (ii) that certain Series 1998B (Burke) Note, dated the date of its authentication (the "Series 1998B (Burke) Note"; together with the Series 1998A (Burke) Note, the "Series 1998A & B (Burke) Notes") from the Company to SunTrust Bank, Atlanta, as trustee (in such capacity, the "Series 1998A & B Trustee"), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of March 1, 1998 (the "Series 1998A & B Indenture"), between the Burke Authority and the Series 1998A & B Trustee;

         WHEREAS, the Company desires to execute and deliver this Fourth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the Series 1998A (Burke) Note and the Series 1998B (Burke)

Note as Additional Obligations and specifying the form and provisions of the Series 1998A (Burke) Note and the Series 1998B (Burke) Note (the Original Indenture, as hereby supplemented and modified, being herein sometimes called the "Indenture");

         WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into supplemental indentures for the purposes and subject to the conditions set forth in said Section 12.1; and

         WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of (and premium, if any) and interest on the Series 1998A & B (Burke) Notes, to make the Series 1998A & B (Burke) Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 1998A & B (Burke) Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Fourth Supplemental Indenture has been in all respects duly authorized;

         NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the Series 1998A & B (Burke) Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 1998A & B (Burke) Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described in EXHIBIT A attached hereto, subject to all exceptions, reservations and matters of the character therein referred to, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections
5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as "Excepted Property" or "Excludable Property" in the Original Indenture to the extent contemplated thereby.

         PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Original Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of "Excepted Property" in the Original Indenture (excluding the property described in Section 2 of EXHIBIT B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.

         The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

         TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.

         SUBJECT, HOWEVER, to (i) Permitted Exceptions (as defined in Section
1.1 of the Original Indenture) and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

         BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

         UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original

Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

         THE INDENTURE, INCLUDING THIS FOURTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.

         AND IT IS HEREBY COVENANTED AND DECLARED that the Series 1998A & B (Burke) Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:


                                    ARTICLE I

                     THE SERIES 1998A & B (BURKE) NOTES AND
                       CERTAIN PROVISIONS RELATING THERETO

         SECTION 1.1  AUTHORIZATION AND TERMS OF THE SERIES 1998A (BURKE) NOTE.

         There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the "Series 1998A (Burke) Note" (hereinafter referred to as the "Series 1998A (Burke) Note"), the form, terms and conditions of which shall be substantially as set forth in this Section and
Section 1.3. The aggregate principal face amount of the Series 1998A (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $116,925,000.

         The Series 1998A (Burke) Note shall be dated the date of its authentication. The Series 1998A (Burke) Note shall mature on January 1, 2019 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed by
Section 1.3. The Series 1998A (Burke) Note shall be authenticated and delivered to, and made payable to, SunTrust Bank, Atlanta, in its capacity as the Series 1998A & B Trustee.

         All payments made on the Series 1998A (Burke) Note shall be made to the Series 1998A & B Trustee at its principal office in Atlanta, Georgia in lawful money of the United States of America which will be immediately available on the date payment is due.

         SECTION 1.2  AUTHORIZATION AND TERMS OF THE SERIES 1998B (BURKE) NOTE.

         There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the "Series 1998B (Burke) Note" (hereinafter referred to as the "Series 1998B (Burke) Note"), the form, terms and conditions of which shall be substantially as set forth in this Section and
Section 1.3. The aggregate principal face amount of the Series 1998B (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $100,000,000.

         The Series 1998B (Burke) Note shall be dated the date of its authentication. The Series 1998B (Burke) Note shall mature on January 1, 2019 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed by
Section 1.3. The Series 1998B (Burke) Note shall be authenticated and delivered to, and made payable to, SunTrust Bank, Atlanta, in its capacity as the Series 1998A & B Trustee.

         All payments made on the Series 1998B (Burke) Note shall be made to the Series 1998A & B Trustee at its principal office in Atlanta, Georgia in lawful money of the United States of America which will be immediately available on the date payment is due.

         SECTION 1.3  FORM OF THE SERIES 1998A & B (BURKE) NOTES.

         The Series 1998A (Burke) Note and the Series 1998 B (Burke) Note, including the Trustee's authentication certificate to be executed on both such Notes, shall be substantially in the form of EXHIBIT B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

         SECTION 1.4  USE OF PROCEEDS.

         The Company shall use the proceeds of the loan evidenced by the Series 1998A & B (Burke) Notes to pay the Series 1997B (Burke) Note.


                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1 The Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the Series 1998A & B (Burke) Notes to the same extent as if specifically set forth herein. All capitalized terms used in this Fourth Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

         SECTION 2.2 All recitals in this Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 2.3 Whenever in this Fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

         SECTION 2.4 Nothing in this Fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

         SECTION 2.5 This Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

         SECTION 2.6 To the extent permitted by applicable law, this Fourth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company,

as debtor is:                 2100 East Exchange Place
                              P. O. Box 1349
                              Tucker, Georgia 30085-1349,
and the mailing address of the Trustees, as secured party is:

                              SunTrust Bank, Atlanta,
                              58 Edgewood Avenue, Room 400A
                              Atlanta, Georgia 30303


























                           [Signatures on Next Page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

COMPANY:                               OGLETHORPE POWER
                                       CORPORATION (AN ELECTRIC
                                       MEMBERSHIP CORPORATION), an
                                       electric membership corporation organized under the laws of the State of Georgia

2100 East Exchange Place
P. O. Box 1349
Tucker, Georgia 30085-1349

                                       By:    /s/  T. D. KILGORE
                                           -------------------------------------
                                           T. D. Kilgore
                                           President and Chief Executive Officer

Signed, sealed and delivered           Attest: /s/  PATRICIA N. NASH
by the Company in the presence of:             ---------------------------------
                                               Patricia N. Nash
                                               Secretary
/s/  NANCY T. TODD
---------------------------
Witness

/s/ THOMAS J. BRENDIAR
---------------------------
Notary Public                                    [CORPORATE SEAL]

(Notarial Seal)

My commission expires:   NOVEMBER 14, 2000
                       ----------------------



                      [Signatures Continued on Next Page.]

                   [Signatures Continued from Previous Page.]




TRUSTEE:                            SUNTRUST BANK, ATLANTA
                                    a banking corporation organized and existing under the laws of the State of Georgia

                                    By:  /s/ PHILLIP D. DEMOUEY
                                       -----------------------------------------
Signed, sealed and delivered           Name: Phillip D. Demouey
by the Trustee in the                  Title:   Assistant Vice President
presence of:

                                    By: /s/ ANTONIO I. PORTUONDO
                                        ----------------------------------------
/s/  DAVE MELLAKE                       Name: Antonio I. Portuondo
-------------------------------         Title: Vice President
Witness

/s/ ADA LANE
-------------------------------
Notary Public                                           [BANK SEAL]

(Notarial Seal)

My commission expires:   JULY 24, 2001
                      --------------------

                                    EXHIBIT A

         All property of the Company in the Counties of Appling, Ben Hill, Burke, Carroll, Clarke, Cobb, DeKalb, Floyd, Fulton, Heard, Jackson, Monroe, and Toombs, State of Georgia, including, without limitation, the properties more specifically described below:

         No additional properties to be specifically described.

                                    EXHIBIT B


        [Form of Series 1998A (Burke) Note and Series 1998B (Burke) Note]



THIS NOTE IS NON-TRANSFERABLE EXCEPT AS MAY BE REQUIRED TO EFFECT ANY TRANSFER TO ANY SUCCESSOR TRUSTEE UNDER THE TRUST INDENTURE, DATED AS OF MARCH 1, 1998, BETWEEN THE DEVELOPMENT AUTHORITY OF BURKE COUNTY AND SUNTRUST BANK, ATLANTA, AS TRUSTEE.

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION)

               SERIES 1998[A/B] (BURKE) NOTE DATE: March 17, 1998

                                (VOGTLE PROJECT)

         OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP
CORPORATION) ("Oglethorpe"), an electric membership corporation organized and existing under the laws of the State of Georgia, for value received and in consideration of the agreement of the Development Authority of Burke County (the "Burke Authority") to issue [$__________] in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1998[A/B] (the "Series 1998[A/B] (Burke) Bonds"), hereby promises to pay to SunTrust Bank, Atlanta (the "Series 1998[A/B] Trustee"), as assignee and pledgee of the Burke Authority, acting pursuant to the Indenture of Trust, dated as of March 1, 1998, from the Burke Authority to the Series 1998[A/B] Trustee (the "Series 1998A & B Indenture"), or its successor in trust, the principal sum of [$__________], together with interest and prepayment premium (if any) thereon as follows:

                  (1) on or before each Interest Payment Date (as defined in the Series 1998A & B Indenture), a sum which will equal the interest on the Series 1998[A/B] (Burke) Bonds which will become due on such Interest Payment Date on the Series 1998[A/B] (Burke) Bonds; and

                  (2) on or before the business day next preceding January 1, 2019, a sum which will equal the principal amount of the Series 1998[A/B] (Burke) Bonds which will become due on January 1, 2019; and

                  (3) on or before any redemption date for the Series 1998[A/B] (Burke) Bonds, a sum equal to the principal of, redemption premium (if any) and interest on, the Series 1998[A/B] (Burke) Bonds which are to be redeemed on such date.

         This Series 1998[A/B] (Burke) Note evidences that portion of the Loan (as defined in the Agreement hereinafter referred to), and the obligation to repay the same, relating to the loan to Oglethorpe by the Burke Authority of the proceeds from the sale of the Series 1998[A/B] (Burke) Bonds, and shall be governed by and shall be payable in accordance with the terms, conditions and provisions of the Loan Agreement, dated as of March 1, 1998 (the "Agreement"), between the Burke Authority and Oglethorpe.

         This Series 1998[A/B] (Burke) Note is a duly authorized obligation of Oglethorpe issued under and equally and ratably secured by the Indenture, dated as of March 1, 1997 (the "Original Indenture"), between Oglethorpe, as grantor, and SunTrust Bank, Atlanta, as trustee (in such capacity, the "Indenture Trustee"), as supplemented by the First Supplemental Indenture, dated as of October 1, 1997 (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of January 1, 1998 (the "Second Supplemental Indenture"), the Third Supplemental Indenture, dated as of January 1, 1998 (the "Third Supplemental Indenture") and the Fourth Supplemental Indenture, dated as of March 1, 1998 (the "Fourth Supplemental Indenture"), between Oglethorpe and the Indenture Trustee (the Original Indenture, as supplemented, the "Indenture"). Reference is hereby made to the Indenture for a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of Oglethorpe, the Indenture Trustee and the holder of this Series 1998[A/B] (Burke) Note and of the terms upon which this Series 1998[A/B] (Burke) Note is authenticated and delivered. This Series 1998[A/B] (Burke) Note is created by the Fourth Supplemental Indenture and designated as the "Series 1998[A/B] (Burke) Note."

         All payments hereon are to be made to the Series 1998[A/B] Trustee at its principal office in Atlanta, Georgia, in lawful money of the United States of America which will be immediately available on the day payment is due. As set forth in Section 4.6 of the Agreement, the obligation of Oglethorpe to make the payments required hereunder shall be absolute and unconditional.

         Oglethorpe shall be entitled to certain credits against payments required to be made hereunder as provided in Section 4.3 of the Agreement.

         This Series 1998[A/B] (Burke) Note may be prepaid upon the terms and conditions set forth in Article VIII of the Agreement.

         If the Series 1998[A/B] Trustee shall accelerate payment of the Series 1998[A/B] (Burke) Bonds, all payments on this Series 1998[A/B] (Burke) Note shall be declared due and payable in the manner and with the effect provided in the Agreement. The Agreement provides that, under certain conditions, such declaration shall be rescinded by the Series 1998[A/B] Trustee.

         No recourse shall be had for the payments required hereby or for any claim based herein or in the Agreement or in the Indenture against any officer, director or member, past, present or future, of Oglethorpe as such, either directly or through Oglethorpe, or under any constitution provision, statute or rule of law or by the enforcement of any assessment or by any legal or equitable proceedings or otherwise.

         This Series 1998[A/B] (Burke) Note shall not be entitled to any benefit under the Indenture and shall not become valid or obligatory for any purposes until the Indenture Trustee shall have signed the form of authentication certificate endorsed hereon.

         This Series 1998[A/B] (Burke) Note shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Oglethorpe has caused this Note to be executed in its corporate name by its President and Chief Executive Officer and attested by its Secretary and its corporate seal to be hereunto affixed.


                                       OGLETHORPE POWER CORPORATION (AN
                                       ELECTRIC MEMBERSHIP CORPORATION)


                                       By:
                                          --------------------------------------
                                          T. D. Kilgore
                                          President and Chief Executive Officer

(SEAL)


Attest:

-------------------------------
Patricia N. Nash
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Obligations of the series designated therein referred to in the within mentioned Indenture.

                                       SUNTRUST BANK, ATLANTA, as Trustee

                                       By:
                                          --------------------------------------
                                          Authorized Signatory